Exhibit 99.1 Press Release of the Registrant


       Columbia Bancorp Continues with Loan and Deposit Growth

    THE DALLES, Ore.--(BUSINESS WIRE)--July 23, 2003--Columbia Bancorp (Nasdaq:CBBO), the financial holding company for Columbia River Bank, today announced second quarter 2003 earnings.

    EARNINGS

    Columbia had previously given guidance in a press release on June 11, 2003, that management expected earnings to be in the range of $0.15 to $0.17 per share. In keeping with that projection, Columbia announced today that its net income for the second quarter was $1.47 million, or $0.16 per diluted share, reflecting a decrease of 39.27% compared to $2.42 million, or $0.26 per diluted share in the second quarter of 2002. "We have dealt swiftly and aggressively to mitigate the risks associated with two assets on our balance sheet," stated Roger Christensen, Columbia's President and Chief Executive Officer. "We did this by reducing the value of our mortgage-servicing asset and writing down a single loan in Central Oregon. We think these actions will enable Columbia to move forward and concentrate on opportunities that will enrich our customers and shareholders. The components that have built our strong earnings stream remain in place and we expect to continue to improve our operations and our asset volume and quality. We experienced an earnings aberration in the second quarter and now we expect to return to normal profitability next quarter." Christensen indicated that the mortgage-servicing asset was reduced based on the continuing low interest rate environment and the resulting impact from refinancing, and that the addition of reserves relating to a single loan reflect management's desire to take a conservative approach to the valuation of Columbia's loan portfolio.

    NET INTEREST INCOME

    The net interest income for the quarter ending June 30, 2003 was $7.81 million as compared to the same quarter ending June 30, 2002 at $7.43 million, representing a 5.13% increase. The year-to-date 2003 net interest income was $15.43 million as compared to the same period 2002 at $14.23 million, representing an increase of 8.45%.
    The net interest margin for the quarter ending June 30, 2003 was 6.15% as compared to the same quarter period ending June 30, 2002 at 6.44%. The year-to-date 2003 net interest margin was 6.22% as compared to year-to-date 2002 at 6.39%. The compression in the net interest margin is largely attributable to the reduction in the earning asset yields as a result of loans repricing at lower rates and investments with higher yields being called from the investment portfolio. "Despite the compressing net interest margin trend, Columbia remained in the top 3% in a peer group of 335 bank holding companies according to the March 2003 Bank Holding Company Performance Report for companies between $500 million and $1 billion in asset size," said Greg Spear, Chief Financial Officer.

    NON-INTEREST INCOME AND EXPENSE

    Non-interest income for the quarter ending June 30, 2003 was $1.97 million as compared to the same quarter ending June 30, 2002 at $2.76 million, a decline of 28.59%. Year-to-date non-interest income was $3.97 million as compared to year-to-date 2002 at $4.85 million, a decline of 18.19%. Higher mortgage-servicing asset amortization, lower mortgage servicing retained premiums, and lower revenues from Columbia's financial services division resulted in reduced non-interest income.
    Non-interest expense for the quarter ending June 30, 2003 was $5.76 million as compared to the same quarter ending June 30, 2002 at $5.71 million, an increase of 0.84%. Year-to-date non-interest expense was $11.35 million as compared to year-to-date 2002 at $10.81 million, an increase of 4.97%.

    FINANCIAL HIGHLIGHTS

    --  Year-to-Date Return on Equity (ROE) is 14.95%

    --  Year-to-Date Net Interest Margin is 6.22%

    --  Year-to-Date Efficiency Ratio is 58.47%

    LOANS AND DEPOSITS

    Gross loans were $460.36 million as of June 30, 2003 as compared to $429.96 million at June 30, 2002, representing an increase of 7.07%. Total loans, excluding loans held for sale, were $456.86 million as of June 30, 2003 as compared to $419.33 million as of June 30, 2002, an increase of 8.95%. Loans held for sale were $3.49 million as of June 30, 2003 as compared to $10.63 million as of June 30, 2002, a decrease of 67.13%. "The reduction in loans held for sale resulted from increased delivery efficiencies in secondary marketing activity in our mortgage group," stated Jim McCall, Chief Operating Officer.
    Deposits were $494.79 million as of June 30, 2003 as compared to $445.03 million at June 30, 2002, representing an increase of 11.18%. "This continuing growth in interest earning assets will allow us an opportunity to increase profitability. We are all about reinvesting deposits for growth and opportunity in our communities," states Christensen.

    MORTGAGE-SERVICING ASSET

    The mortgage-servicing asset (MSA) ended the second quarter 2003 with a net carrying value of $3.73 million. During the second quarter 2003, an MSA valuation adjustment was recognized in the amount of $575,000, thereby resulting in a MSA multiple of 78 basis points of total loans serviced. The MSA valuation was necessary as a result of high constant prepayment rates stemming from an increase of mortgage refinance activity.

    THIRD QUARTER FORECAST

    "Columbia looks forward to continued loan and deposit growth. This growth should come from our new Kennewick, Washington branch and our focus on Central Oregon," stated Christensen. "Earnings should reflect a steady increase in line with our positive historic trend."

    COLUMBIA'S SUBSIDIARY COLUMBIA RIVER BANK RECEIVES HONORS

    Columbia Bancorp's primary subsidiary, Columbia River Bank, has received recognition as a top performing community bank by the Independent Banker Magazine, June 2003 issue, based on ROA (Return on Assets) and ROE (Return on Equity). The Seattle Times ranked Columbia Bancorp as number 8 in the "Welcome to the 12th Annual Northwest 100"
article in their June 6, 2003 publication recognizing publicly held companies headquartered in the Pacific Northwest. Another article in the July/August 2003 issue of FSB -- Fortune Small Business Magazine -- listed Columbia Bancorp as 70th in the list of America's Fastest Growing Small Companies. The USBANKER, July 2003 issue of "Annual Performance Ranking" listed Columbia Bancorp as 18th for banks and thrifts with assets less than $1 billion, ranked by three-year average ROE.
    "The placement in these rankings reflects the depth of commitment and dedication by our employees to be a high performing bank," says Christensen. "The recognition given by the financial industry will provide the investors the confidence needed to continue investing in CBBO."

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a teleconference and Web Cast on Wednesday, July 23, 2003 at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss the second quarter 2003 results. To participate in the call, the conference number is 888-482-0024. The conference ID number to access the call is 934497. The live Web Cast can be heard on Columbia Bancorp's Web Site at www.columbiabancorp.com under the Investor Relations section of Events/Presentations. This event will be archived on Columbia Bancorp's Web Site.
    There will be a playback of the call available until July 31, 2003. The replay dial-in number is 888-286-8010; the code is 57849141 and will be available two (2) hours after the completion of the conference call on July 23, 2003.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 18 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond, Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through its Columbia River Bank Mortgage Group and brokerage services through its affiliation with CRB Financial Services.

    FORWARD LOOKING STATEMENT

    Forward-looking statements with respect to the financial condition, results of operations and the business of Columbia are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include, without limitation, the impact of competition and interest rates on revenues and margins, and other risks and uncertainties, including statements relating to the year 2003, as may be detailed from time to time in Columbia's public announcements and filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements can be identified by the use of forward-looking terminology, such as "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Columbia does not intend to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release, other than in its periodic filings with the SEC, or to reflect the occurrence of unanticipated events.

FINANCIAL HIGHLIGHTS            (Unaudited)(In thousands, except per
                                        share data and ratios)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               --------------------- -----------------
INCOME STATEMENT                  2003       2002      2003     2002
------------------------------- ----------  --------  -------  -------
Interest income                $    9,583  $  9,439  $18,979  $18,026
Interest expense                    1,776     2,013    3,546    3,796
                                ----------  --------  -------  -------
Net interest income                 7,807     7,426   15,433   14,230
Provision for loan losses           1,700       700    2,000    1,100
                                ----------  --------  -------  -------
Net interest income
    After provision for loan
     losses                         6,107     6,726   13,433   13,130
Non-interest income                 1,971     2,760    3,971    4,854
Non-interest expense                5,758     5,711   11,346   10,809
Provision for income taxes            849     1,353    2,197    2,572
                                ----------  --------  -------  -------
Net income                     $    1,471  $  2,422  $ 3,861  $ 4,603
                                ==========  ========  =======  =======
Earnings per share (1)
  Basic                        $     0.17  $   0.27  $  0.44  $  0.52
  Diluted                            0.16      0.26     0.43     0.50
Cumulative dividend per share        0.08      0.08     0.16     0.16
Weighted average shares
 outstanding (1)
  Basic                             8,717     8,917    8,696    8,894
  Diluted                           9,012     9,184    8,982    9,173
Actual shares outstanding (1)       8,725     8,937    8,725    8,937


BALANCE SHEET                   June 30,   June 30,
                                   2003       2002
------------------------------------------ ---------
Total assets                   $  579,310  $537,155
Securities                         35,176    38,312
Loans held for sale                 3,493    10,628
Loans, excluding loans held for
 sale (2)                         456,863   419,331
Total gross loans (2)             460,356   429,959
Goodwill (3)                        7,389     7,389
Deposits                          494,793   445,031
Borrowings (4)                     28,424    37,445
Equity                             53,101    50,164

Book value per share (1)       $     6.09  $   5.61


(1) Prior figures to the May 1, 2003 10% stock dividend have been adjusted.

(2) Excludes deferred loan fees and reserve for loan loss.

(3) From the purchase of Valley Community Bancorp.

(4) Includes $4 million trust preferred securities.



ADDITIONAL FINANCIAL            (Unaudited)(In thousands, except per
 INFORMATION                            share data and ratios)

NON-PERFORMING ASSETS          June 30,  June 30,
                                  2003      2002
-----------------------------  --------- ---------
Delinquent loans on non-
 accrual status                $  2,864  $  1,403
Delinquent loans on accrual
 status                               -         8
Restructured loans                   11       110
                                --------  --------
Total non-performing loans        2,875     1,521
Other real estate owned              36         -
Repossessed other assets              -         -
                                --------  --------
Total non-performing assets    $  2,911  $  1,521
                                ========  ========

Total non-performing assets /
 total assets                      0.50%     0.28%


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
CHANGE IN THE ALLOWANCE FOR    June 30,  June 30,  June 30,  June 30,
 LOAN LOSSES                      2003      2002      2003      2002
------------------------------ --------- --------- --------- ---------
Balance at beginning of
 period                        $  6,398  $  5,569  $  6,417  $  5,312
Provision for loan losses         1,700       700     2,000     1,100
Recoveries                           22       102        46       146
Charge offs                      (1,672)     (241)   (2,015)     (428)
                                --------  --------  --------  --------
Balance at end of period       $  6,448  $  6,130  $  6,448  $  6,130
                                ========  ========  ========  ========

Loan loss allowance / gross
 loans and loans held for sale                         1.40%     1.43%
Non-performing loans / loan
 loss allowance                                       44.58%    24.81%


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
OPERATING PERFORMANCE          June 30,  June 30,  June 30,  June 30,
                                 2003      2002      2003      2002
-----------------------------  --------- --------- --------- ---------
Average interest-earning
 assets                        $516,294  $467,602  $506,929  $452,080
Average gross loans & loans
 held for sale                  456,207   415,175   448,924   402,373
Average assets                  564,533   515,409   555,018   499,211
Average interest-bearing
 liabilities                    374,269   353,967   370,986   343,280
Average interest-bearing
 deposits                       345,565   318,444   341,563   305,219
Average deposits                480,467   425,980   470,029   408,247
Total average liabilities       511,583   465,607   502,941   450,673
Average equity                   52,950    49,803    52,076    48,539


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
RATIOS                         June 30,  June 30,  June 30,  June 30,
                                 2003      2002      2003      2002
-----------------------------  --------- --------- --------- ---------
Interest rate yield on
 interest-earning assets (TE)      7.53%     8.16%     7.64%     8.07%
Interest rate expense on
 interest-bearing liabilities      1.91%     2.27%     1.93%     2.21%
Interest rate spread               5.62%     5.89%     5.71%     5.86%
Net interest margin (TE)           6.15%     6.44%     6.22%     6.39%
Efficiency ratio (1)              58.89%    56.07%    58.47%    56.64%
Return on average assets           1.05%     1.88%     1.40%     1.86%
Return on average equity          11.14%    19.45%    14.95%    18.96%
Average equity / average
 assets                            9.38%     9.66%     9.38%     9.72%


(1) Non-interest expense / revenue


FINANCIAL      (Unaudited)
 INFORMATION
 UPDATE

                          Quarter Ended
               ------------------------------------
INCOME          June 30,                June 30,
 STATEMENT         2003                    2002
 ITEMS
---------------------------            ------------
Service charges
 on deposits     1,094,500               1,170,184
Credit card
 discounts &
 fees              100,452                  99,683
Financial
 services          159,022                 167,525
Mortgage
 servicing, net   (213,238)                341,411
Gain on sale of
 mortgage loans      3,354                (100,278)
Mortgage loan
 origination
 income            687,781                 729,980
Other income       138,519                 351,012
  Gain/loss
   from
   "called"
   bond             11,552                   1,850
  Gain/loss
   from sale of
   securities            -                   2,300
               ------------ -----------------------
Total non-
 interest
 income          1,970,390               2,759,517
               ------------            ------------

Compensation &
 benefits        3,252,159               3,391,604
Occupancy          566,247                 497,824
Data processing     71,145                 108,122
Other expenses   1,868,224               1,713,093
               ------------            ------------
Total non-
 interest
 expense         5,757,775               5,710,643
               ------------            ------------


BALANCE SHEET   June 30,                June 30,
 ITEMS             2003                    2002
---------------------------            ------------
Commercial
 loans          78,913,209              75,747,279
Agricultural
 loans          67,762,227              63,285,412
Real estate
 loans         190,329,113             163,429,859
Real estate
 loans -
 construction   93,998,606              90,017,310
Loans held for
 sale            3,492,679              10,628,035
Consumer loans  19,820,113              21,042,215
Other loans      6,039,831               5,809,218
               ------------            ------------
Total loans,
 gross (1)     460,355,778             429,959,328
               ------------            ------------


                          Quarter Ended
               ------------------------------------
MORTGAGE        June 30,                June 30,
 SERVICING         2003                    2002
---------------------------            ------------
Mortgage
 service asset,
 net             3,732,008               5,716,039
Mortgage loans
 serviced ($)  481,276,361             481,482,213
Mortgage loans
 serviced
 number              4,213                   4,012
Mortgage loans
 produced              492                     396
Mortgage
 service asset
 multiple             0.78%                   1.19%


MORTGAGE
 SERVICING
 ASSET
 RECONCILIATION       1998       1999       2000
--------------------------------------------------
Mortgage
 servicing
 asset,
 beginning               -    646,546    1,482,374
Add service
 retain
 premiums          664,665    932,724    1,437,145
Deduct MSA
 amortization      (18,119)   (96,896)    (159,832)
Deduct MSA
 valuation
 write-downs             -          -            -
               ------------ ---------- ------------
Mortgage
 servicing
 asset, ending     646,546  1,482,374    2,759,687
               ------------ ---------- ------------


FINANCIAL
 INFORMATION
 UPDATE

                                Year to Date
               ----------------------------------------------
INCOME                                 June 30,    June 30,
 STATEMENT                               2003        2002
 ITEMS
---------------                       ----------- -----------
Service charges
 on deposits                           2,066,492   2,010,478
Credit card
 discounts &
 fees                                    190,714     185,903
Financial
 services                                251,841     319,092
Mortgage
 servicing, net                         (276,870)     68,820
Gain on sale of
 mortgage loans                          (17,157)    (74,264)
Mortgage loan
 origination
 income                                1,274,615   1,356,654
Other income                             481,010     986,823
  Gain/loss
   from
   "called"
   bond                                    4,884       3,500
  Gain/loss
   from sale of
   securities                                  -     196,895
               ----------------------------------------------
Total non-
 interest
 income                                3,970,645   4,853,506
                                      ----------- -----------

Compensation &
 benefits                              6,682,329   6,397,516
Occupancy                              1,121,171     966,550
Data processing                          151,328     190,371
Other expenses                         3,391,402   3,255,069
                                      ----------- -----------
Total non-
 interest
 expense                              11,346,230  10,809,506
                                      ----------- -----------


MORTGAGE
 SERVICING
 ASSET
 RECONCILIATION             2001       2002      Q1 2003     Q2 2003
----------------------------------------------------------------------
Mortgage
 servicing
 asset,
 beginning                2,759,687   6,196,802  4,614,392  4,249,567
Add service
 retain
 premiums                 4,700,197   2,227,511    561,091    625,354
Deduct MSA
 amortization              (345,353) (1,028,810)  (425,916)  (567,913)
Deduct MSA
 valuation
 write-downs               (917,729) (2,781,111)  (500,000)  (575,000)
               -------------------------------------------------------
Mortgage
 servicing
 asset, ending             6,196,802   4,614,392 4,249,567  3,732,008
               -------------------------------------------------------

(1) Excludes deferred loan fees and reserve for loan loss


    CONTACT: Columbia Bancorp
             Roger L. Christensen, 541-298-6633
             Greg B. Spear, 541-298-6612